UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2016

Date of Report (Date of earliest event reported)

The Grilled Cheese Truck, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Suite 1, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-2571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 9, 2016, The Grilled Cheese Truck, Inc., a Nevada corporation dba American Patriot Brands (the “Company”) closed its acquisition of Urban Pharms, LLC, DJ&S, LLC and DJ&S Property #1, LLC (collectively, “Urban Pharms”), whereby the Company acquired 100% of the ownership interests in Urban Pharms for 12,000,000 newly issued shares of the Company’s common stock.

Urban Pharms is a medical and recreational cannabis business which collectively owns: indoor and outdoor cannabis grow facilities, greenhouses, cloning facilities, manufacturing facilities and equipment, offices, and a lease to begin operating a dispensary, all primarily conducted on Urban Pharms’ approximate 280 acre property in Oregon.

The share exchange should constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Urban Pharms’ audited financials will be included as an amendment to this current report.

Item 3.02. Unregistered Sales of Equity Securities

See item 2.01 in reference to the issuance of 12,000,000 shares of common stock, which is incorporated herein by reference. These securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2016, the Company amended its articles of incorporation to change its name to American Patriot Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT BRANDS, INC. F/K/A THE GRILLED CHEESE TRUCK, INC.,

Date: September 15, 2016	By:	/s/ Robert Lee Robert Lee, Chairman